EXHIBIT 10.02


                          CREDIT AND SECURITY AGREEMENT

                   (Ex-Im Bank Guaranteed Loan No. AP076760XX)

                         Dated as of September 28, 2000

                  LECTEC CORPORATION, a Minnesota corporation (the "Borrower"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Lender"), hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 Definitions. Capitalized terms used in this Agreement have the meanings given in the Borrower Agreement. In addition, in the following terms have the meanings given below:

                  "Accounts Receivable" shall mean all right, title and interest of the Borrower now owned or hereafter acquired in (i) "accounts" (as such term is defined in the UCC), other receivables, book debts and other forms of obligations, whether arising out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement; (ii) rights in, to and under all purchase orders or receipts for goods or services; (iii) rights to any goods represented or purported to be represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (iv) moneys due or to become due to the Borrower under all purchase orders and contracts for the sale or lease of goods or the performance of services or both by the Borrower (whether or not yet earned by performance on the part of the Borrower), including the proceeds of the foregoing; (v) any notes, drafts, chattel paper, bond, letters of credit, insurance proceeds or other instruments, documents and writings evidencing or supporting the foregoing; and (vi) all collateral security and guarantees of any kind given by any other Person with respect to any of the foregoing; whether created, generated or earned by the Borrower or by some other Person who subsequently transfers such Person's interest to the Borrower, whether or not already earned by performance, and howsoever evidenced; together with all other rights and interests (including all Liens) which the Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any payment or against any property of such account debtor or other obligor; and including all rights to payment in the nature of general intangibles.

                  "Advance" has the meaning given in Section 2.1.

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                  "Affiliate" or "Affiliates" means LecTec International
         Corporation, a corporation organized under the laws of the U.S. Virgin Islands, and any Person controlled by, controlling or under common control with the Borrower, including (without limitation) any subsidiary of the Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Credit And Security Agreement, as amended, supplemented and restated from time to time.

                  "Availability" means the least of:

                  (a) the difference of (i) the Borrowing Base and (ii) the outstanding principal balance of the Advances; or

                  (b) the difference of (i) the Maximum Amount and (ii) the outstanding principal balance of the Advances and
                           (B); or

                  (c) the difference of $2,800,000 and the outstanding principal balance of the WFBCI Advances.

                  "Borrower Agreement" means the Borrower Agreement of even date herewith by and between the Borrower and the Lender in the form attached hereto as Exhibit B.

                  "Borrowing Base" means, at any time and subject to change from time to time in the Lender's sole discretion, 90% of Eligible Export-Related Accounts Receivable.

                  "Borrowing Base Certificate" means a certificate, substantially in the form attached hereto as Exhibit D, executed by the Borrower and accepted by the Lender.

                  "Business Day" means any day on which the Federal Reserve Bank of New York is open for business.

                  "Buyer" shall mean a Person that has entered into one or more Export Orders with the Borrower.

                  "Closing Date" means the date of this Agreement.

                  "Collateral" means all Accounts, Equipment, General Intangibles, Inventory and Investment Property, together with (i) all other collateral described in any Security Document, (ii) all substitutions and replacements for and products of any of the foregoing property, (iii) all sums on deposit in the Special Account, (iv) in the case of all tangible property, together with (A) all accessions, accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such goods, and
         (B) all warehouse receipts, bills of


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


         lading and other documents of title now or hereafter covering such goods, and (v) all proceeds of any and all of the foregoing property.

                  "Collateral Account" has the meaning given in the U.S. Dollar Collateral Account Agreement (the "U.S. Dollar Collateral Account" and the Multi-Currency Collateral Account Agreement (the "Multi-Currency Collateral Account").

                  "Collateral Account Agreements" means the Collateral Account Agreement of even date herewith by and among the Borrower, Wells Fargo Bank Minnesota, National Association and the Lender (the "U.S. Dollar Collateral Account Agreement") and the Collateral Account Agreement of even date herewith by and among the Borrower, Wells Fargo Bank Minnesota, N.A.--Grand Cayman Branch and the Lender (the "Multi-Currency Collateral Account Agreement").

                  "Costs" means all expenditures or obligations incurred and all assets expended in the manufacture or provision of Items.

                  "Country Limitation Schedule" shall mean the schedule published from time to time by Ex-Im Bank and provided to the Borrower by the Lender which sets forth on a country by country basis whether and under what conditions Ex-Im Bank will provide coverage for the financing of export transactions to countries listed therein.

                  "Credit Facility" means the credit facility made available to the Borrower pursuant to Article II.

                  "Debarment Regulations" shall mean, collectively, (i) the Governmentwide Debarment and Suspension (Nonprocurement) regulations (Common Rule), 53 Fed. Reg. 19204 (May 26, 1988), (ii) Subpart 9.4 (Debarment, Suspension, and Ineligibility) of the Federal Acquisition Regulations, 48 C.F.R. 9.400-9.409 and (iii) the revised Governmentwide Debarment and Suspension (Nonprocurement) regulations (Common Rule), 60 Fed. Reg. 33037 (June 26, 1995).

                  "Debt" of any Person means all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person as at the date as of which Debt is to be determined. For purposes of determining a Person's aggregate Debt at any time, "Debt" shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

                  "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

                  "Default Period" means any period of time beginning on the first day of any month during which a Default or Event of Default has occurred and ending on the


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


         date the Lender notifies the Borrower in writing that such Default or Event of Default has been cured or waived.

                  "Default Rate" means an annual rate equal to two (2%) over the Floating Rate, which rate shall change when and as the Floating Rate changes.

                  "Dollars" or "$" shall mean the lawful currency of the United States.

                  "Eligible Export-Related Accounts Receivable" means an Export-Related Account Receivable excluding, however any Export-Related Account Receivable:

                           (i) that does not arise from the sale of Items in the
                  ordinary course of the Borrower's business;

                           (ii) that is not subject to a valid, perfected first
                  priority Lien in favor of the Lender;

                           (iii) as to which any covenant, representation or
                  warranty contained in the Loan Documents with respect to such Account Receivable has been breached;

                           (iv) that is not owned by the Borrower or is subject
                  to any right, claim or interest of another Person other than the Liens in favor of the Lender and the Servicer;

                           (v) with respect to which an invoice has not been
                  sent;

                           (vi) that arises from the sale of defense articles or
                  defense services;

                           (vii) that is due and payable from a Buyer located in
                  a country with which Ex-Im Bank is prohibited from doing business as designated in the Country Limitation Schedule;

                           (viii) that does not comply with the requirements of
                  the Country Limitation Schedule;

                           (ix) that is due and payable more than ninety (90)
                  days from the earlier of the date of the invoice or the shipment date;

                           (x) that is not paid within sixty (60) calendar days
                  from its original due date, unless it is insured through Ex-Im Bank export credit insurance for comprehensive commercial and political risk, or through Ex-Im Bank approved private insurers for comparable coverage, in which case it is not paid within ninety (90) calendar days from its due date;

                           (xi) that arises from a sale of goods to or
                  performance of services for an employee of the Borrower, a stockholder of the Borrower, a subsidiary of the Borrower, a Person with a controlling interest in the Borrower or a Person which shares common controlling ownership with the Borrower;


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


                           (xii) that is backed by a letter of credit unless the
                  Items covered by the subject letter of credit have been shipped;

                           (xiii) that the Lender or Ex-Im Bank, in its
                  reasonable judgment, deems uncollectible for any reason;

                           (xiv) that is due and payable in a currency other
                  than Dollars, except as may be approved in writing by Ex-Im Bank;

                           (xv) that is due and payable from a military Buyer,
                  except as may be approved in writing by Ex-Im Bank;

                           (xvi) that does not comply with the terms of sale set
                  forth in Section 7 of the Loan Authorization Agreement;

                           (xvii) that is due and payable from a Buyer who (A)
                  applies for, suffers, or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or calls a meeting of its creditors, (B) admits in writing its inability, or is generally unable, to pay its debts as they become due or ceases operations of its present business, (C) makes a general assignment for the benefit of creditors, (D) commences a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (E) is adjudicated as bankrupt or insolvent, (F) files a petition seeking to take advantage of any other law providing for the relief of debtors, (G) acquiesces to, or fails to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (H) takes any action for the purpose of effecting any of the foregoing;

                           (xviii) that arises from a bill-and-hold, guaranteed
                  sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

                           (xix) for which the Items giving rise to such Account
                  Receivable have not been shipped or the services giving rise to such Account Receivable have not been performed by the Borrower or the Account Receivable otherwise does not represent a final sale;

                           (xx) that is subject to any offset, deduction,
                  defense, dispute, or counterclaim or the Buyer is also a creditor or supplier of the Borrower or the Account Receivable is contingent in any respect or for any reason;

                           (xxi) for which the Borrower has made any agreement
                  with the Buyer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;


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


                           (xxii) for which any of the Items giving rise to such
                  Account Receivable have been returned, rejected or repossessed;

                           (xxiii) to the extent it includes any finance
                  charges, service charges, taxes, discounts, credits, allowances and Retainages;

                           (xxiv) that arise from the sale of Items containing
                  less than fifty percent (50%) US Content;

                           (xxv) that arise from the sale of Items containing
                  any Foreign Content not incorporated into such Items in the US;

                           (xxvi) that arise from the sale of any Items to be
                  used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities; or

                           (xxvii) that are otherwise deemed ineligible for any
                  reason by the Lender or Ex-Im Bank in its discretion.

                  "Equipment" means all of the Borrower's "equipment", as such term is defined in the UCC whether now or hereafter owned, including all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower;

                  "Event of Default" has the meaning specified in Section 7.1.

                  "Ex-Im Bank" or "Eximbank" means the Export-Import Bank of the United States.

                  "Export Order" shall mean a written export order or contract for the purchase by the Buyer from the Borrower of any of the Items.

                  "Export-Related Accounts Receivable" shall mean that portion of Accounts Receivable consisting of the unpaid obligations of Buyers arising from the sale of Items which is due and payable to the Borrower in the United States.

                  "Floating Rate" means an annual rate equal to the sum of the Prime Rate plus three percent (3%), which annual rate shall change when and as the Prime Rate changes.

                  "Foreign Content" means that portion of the cost of an Item arising from materials which are not of US origin or from labor and services not performed in the US.

                  "Funding Date" has the meaning given in Section 2.1.


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


                  "General Intangibles" means all of the Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future contract rights, patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower's name, and the goodwill of the Borrower's business; and

                  "GAAP" means generally accepted accounting principles issued by the American Institute of Certified Public Accountants, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.2.

                  "Inventory" means all of the Borrower's inventory (as such term is defined in the UCC), now or hereafter owned or acquired by the Borrower, wherever located, including all inventory, merchandise, goods and other personal property which are held by or on behalf of the Borrower for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, whole goods, spare parts or components, work in process or materials used or consumed or to be used or consumed in the Borrower's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

                  "Investment Property" means all of the Borrower's investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities;

                  "ISP" shall mean the International Standby Practices-ISP98, International Chamber of Commerce Publication No. 590 and any amendments and revisions thereof.

                  "Items" shall mean the finished goods or services which are intended for export from the United States, as specified in Section 4(A) of the Loan Authorization Agreement.

                  "Lien" shall mean any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction) by which property is encumbered or otherwise charged.


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


                  "Loan Authorization Agreement" means the Loan Authorization Notice attached as Exhibit E hereto.

                  "Loan Documents" means this Agreement, the Note, the Borrower Agreement, the Loan Authorization Agreement, the Security Documents and the Disclosure by the Borrower in favor of the Lender of even date herewith.

                  "Lockbox" has the meaning given in Section 6.7.

                  "Master Guaranty" means that certain Master Guaranty Agreement No. MN-MGA-99-001, dated as of July 20, 1999, by and between the Lender and Ex-Im Bank.

                  "Maturity Date" means November 22, 2001

                  "Maximum Amount" means $800,000.

                  "Note" means the Borrower's revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto.

                  "Obligations" means each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, all other indebtedness arising under this Agreement, the Noteor any other loan or credit agreement or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into.

                  "Patent and Trademark Security Agreement" means the Patent and Trademark Security Agreement by the Borrower in favor of the Lender of even date herewith, as the same may hereafter be amended, supplemented or restated from time to time.

                  "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Permitted Liens" has the meaning set forth in Section 6.5.

                  "Person" shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether national, federal, provincial, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person's successors and assigns.

                  "Premises" means all premises where the Borrower conducts its business and has any rights of possession.

                  "Prime Rate" means the rate of interest publicly announced from time to time by Wells Fargo Bank, N.A. as its "prime rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender.

                  "Prohibited Country" means any country in which Ex-Im Bank coverage is not available for commercial reasons or in which Ex-Im Bank is legally prohibited from doing business, as designated in the Country Limitation Schedule.

                  "Security Documents" means this Agreement, the Collateral Account Agreement, and the Patent and Trademark Security Agreement, each of even date herewith.

                  "Security Interest" has the meaning given in Section 3.1.

                  "Servicer" means WFBCI.

                  "Tangible Net Worth" means the difference between (i) the tangible assets of the Borrower, which, in accordance with GAAP are tangible assets, after deducting adequate reserves in each case where, in accordance with GAAP, a reserve is proper and (ii) all Debt of the Borrower; provided, however, that notwithstanding the foregoing in no event shall there be included as such tangible assets patents, trademarks, trade names, copyrights, licenses, goodwill, receivables from Affiliates, directors, officers or employees, prepaid expenses, deposits, deferred charges or treasury stock or any securities or Debt of the Borrower or any other securities unless the same are readily marketable in the US or entitled to be used as a credit against federal income tax liabilities, non-compete agreements and any other assets designated from time to time by the Lender, in its sole discretion.

                  "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrower terminates the Credit Facility, or
         (iii) the date the Lender demands payment of the Obligations.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Minnesota.

                  "UCP " shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 and any amendments and revisions thereof.

                  "US" means the United States of America.


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


                  "US Content" means that portion of the cost of an Item arising from materials which are of US origin or from labor and services performed in the US.

                  "WFBCI" means Wells Fargo Business Credit, Inc., a Minnesota corporation.

                  "WFBCI Credit Agreement" means that certain Credit and Security Agreement dated November 22, 1999, by and between the Borrower and WFBCI, as the same may hereafter be amended, supplemented or restated from time to time.

                  "WFBCI Credit Facility" means the credit facility extended to the Borrower pursuant to the WFBCI Credit Agreement.

                  "WFBCI Advances" means the Advances as defined in the WFBCI Credit Agreement, or as the context requires, the outstanding principal balance thereof.



                                   ARTICLE II

                     AMOUNT AND TERMS OF THE CREDIT FACILITY

                  Section 2.1 Advances. The Lender agrees to make advances (each an "Advance") to the Borrower from time to time from the date all of the conditions set forth in Section 4.1 are satisfied (the "Funding Date") to the Termination Date, on the terms and subject to the conditions herein set forth, to provide the Borrower with working capital to fulfill Export Orders. The Lender shall have no obligation to make an Advance to the extent that the amount of the requested Advance exceeds Availability. The Borrower's obligation to pay the Advances shall be evidenced by the Note and shall be secured by the Collateral. Within the limits set forth in this Section 2.1, the Borrower may request Advances, prepay, and request additional Advances.

                  Section 2.2 Requests for Advances. The Borrower shall make each request for an Advance to the Lender before 11:00 a.m. (Minneapolis, Minnesota time) of the day of the requested Advance. Requests for Advances may be made in writing or by telephone. The Lender will not consider any such request unless the Lender has received from the Borrower, among other things, a Borrowing Base Certificate as of a date not more than thirty (30) days before the date of the requested Advance. Whenever the Borrower makes a request for an Advance based on Eligible Export Inventory, it shall also indicate in its books and records that such Inventory has been segregated for export and shall no longer be considered Eligible Inventory under the WFBCI Credit Facility. Any request for an Advance shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the date of the request.


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


                  Section 2.3 Interest; Minimum Interest; Default Interest. All interest shall be payable monthly in arrears on the first day of the month and on the Termination Date.

                  (a) NOTE. Except as set forth in subsection (b), (c) and (d), the outstanding principal balance of the Advances shall bear interest at the Floating Rate.

                  (b) MINIMUM INTEREST. Notwithstanding the interest payable pursuant to Section 2.3(a), the Borrower shall pay to the Lender interest of not less than the applicable amount shown below during the periods shown below (the "Minimum Interest Charge") during the term of this Agreement (provided, however, that the Minimum Interest Charge hereunder plus the Minimum Interest Charge under the WFBCI Credit Facility shall not exceed the amounts set forth below), and the Borrower shall pay any deficiency between the Minimum Interest Charge and the amount of interest otherwise calculated under Sections 2.3(a) and 2.3(c) on the date and in the manner provided in this Section 2.3:

                  Period                                            Minimum Annual Interest
                  ------                                            -----------------------
                  Through 11/21/00                                          $80,000

                  Each 11/22 through the following 11/21 thereafter         $95,000

                  (c) DEFAULT INTEREST RATE. At any time during any Default Period, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective for any periods designated by the Lender from time to time during that Default Period.

                  (d) USURY. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law.

                  Section 2.4 Fees.

                  (a) APPLICATION FEE. The Borrower shall reimburse the Lender for the $100 application fee payable to Ex-Im Bank in connection with the Master Guaranty.

                  (b) ANNUAL FACILITY FEE. Upon the execution of this Agreement and on each anniversary thereof, the Borrower shall pay the Lender a fully earned and non-refundable facility fee of $12,000

                  (c) UNUSED LINE FEE. For the purposes of this Section 2.9(c), "Unused Amount" means the Maximum Amount reduced by outstanding Advances. The Borrower shall pay to the Lender an unused line fee at the rate of one-quarter (.25%) per annum on the average daily Unused Amount from the Closing Date to and including the Termination Date, due and payable monthly


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


         in arrears on the first day of the month and on the Termination Date, provided that the sum of the Unused Fee and the unused line fee under the WFBCI Credit Facility shall not exceed one-quarter percent (.25%) per annum times the difference of (i) $2,800,000 and (ii) the average of the sum of the daily outstanding principal balance of the Advances and the WFBCI Advances plus the L/C Amount under the WFBCI Credit Agreement.

                  (d) AUDIT FEES. The Borrower hereby agrees to pay the Lender, on demand, audit fees in connection with any audits or inspections conducted by the Lender of any Collateral or the Borrower's operations or business at the rates established from time to time by the Lender as its audit fees (which fees are currently per $62.50 per hour per auditor), together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection; provided that so long as WFBCI is the Servicer the Borrower shall not have to reimburse such costs and expenses to the extent it has already done so pursuant to the WFBCI Credit Facility.

                  Section 2.5 Capital Adequacy; Increased Costs and Reduced Return. If any Related Lender determines at any time that its Return has been reduced as a result of any Rule Change, such Related Lender may require the Borrower to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this Section 2.10:

                  (a) "Capital Adequacy Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

                  (c) "Return", for any period, means the return as determined by such Related Lender on the Advances based upon its total capital requirements. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

                  (d) "Rule Change" means any change in any Capital Adequacy Rule occurring after the Closing Date, but the term does not include any changes in applicable requirements that on the Closing Date are scheduled to take place under the existing Capital Adequacy Rules or any increases in the capital that any Related Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of the financial condition of such Related Lender.


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


                  (e) "Related Lender" includes (but is not limited to) the Lender, any parent corporation of the Lender and any assignee of any interest of the Lender hereunder and any participant in the loans made hereunder.

Certificates of any Related Lender sent to the Borrower from time to time claiming compensation under this Section 2.5, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Related Lender hereunder to restore its Return shall be conclusive absent manifest error. In determining such amounts, the Related Lender may use any reasonable averaging and attribution methods.

                  Section 2.6 Termination by the Borrower. The Borrower may terminate this Agreement at any time upon 30 days' prior written notice to the Lender so long as no Letter of Credit has been issued and is outstanding with an expiration date after such date, and, subject to payment and performance of all Obligations, may obtain any release or termination of the Security Interest to which the Borrower is otherwise entitled by.

                  Section 2.7 Mandatory Prepayment. Without notice or demand, if
(i) the Borrowing Base shall at any time be less than the outstanding principal balance of the Advances, the Borrower shall immediately prepay the Advances to the extent necessary to eliminate such deficiency or increase the Borrowing Base by furnishing additional Collateral to the Lender in form and amount satisfactory to the Lender and Ex-Im Bank.

                  Section 2.8 Advances Without Request. The Borrower hereby authorizes the Lender, in its discretion, at any time or from time to time without the Borrower's request, to make Advances to pay accrued interest, fees, uncollected items that have been applied to the Obligations, and other Obligations due and payable from time to time.

                  Section 2.9 Use of Proceeds. The Borrower shall use the proceeds of Advances for working capital to finance the manufacture, assembly, production or purchase and subsequent sale of Items only. Without limiting the generality of the foregoing, the Borrower shall not use any proceeds of Advances for any purpose prohibited by the Borrower Agreement or (i) to acquire fixed assets or capital goods for use in the Borrower's business; (ii) to acquire, equip or rent commercial space overseas; (iii) to employ non-US residents in offices outside the US; (iv) to serve as a retainage or warranty bond; or (v) to repay pre-existing Debt or future indebtedness of the Borrower unrelated to the Advances.

                  Section 2.10 Facility Subject to Ex-Im Bank Rules. The Borrower acknowledges that the Lender is willing to make the Credit Facility available to the Borrower because the Ex-Im Bank is willing to guaranty payment of a significant portion of the Obligations pursuant to the Master Guaranty. Accordingly, in the event of any inconsistency among the Loan Documents and the Master Guaranty or related documents, the provision that is the more stringent on the Borrower shall control.

                                   ARTICLE III

                                SECURITY INTEREST

                  Section 3.1 Grant of Security Interest. The Borrower hereby grants to the Lender a security interest (the "Security Interest") in the Collateral as security for the payment and performance of the Obligations.

                  Section 3.2 Notification of Account Debtors and Other Obligors. The Lender may at any time (either before or after the occurrence of an Event of Default) notify any account debtor or other Person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, as the Borrower's agent and attorney-in-fact, notify the US Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.

                  Section 3.3 Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

                  Section 3.4 Occupancy.

                  (a) The Borrower hereby irrevocably grants to the Lender the right to take exclusive possession of the Premises at any time during any Default Period.

                  (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender in good faith considers related.

                  (c) The Lender's right to hold the Premises shall terminate upon the earlier of payment in full of all Obligations, or final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

                  (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof.

                  Section 3.5 License. Without limiting the generality of the Patent and Trademark], the Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of the Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral following an Event of Default.

                  Section 3.6 Filing a Copy. A carbon, photographic, or other reproduction of this Agreement or of a financing statement signed by the Borrower is sufficient as a financing statement.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

                  Section 4.1 Conditions Precedent to the Lender's Willingness to Consider Making the Initial Advance and Issuing the Initial Letter of Credit. The Lender's willingness to consider making the initial Advance or to issue the initial Letter of Credit hereunder shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

                  (a) This Agreement, properly executed by the Borrower.

                  (b) The Note, properly executed by the Borrower.

                  (c) The SBA/Ex-Im Bank Joint Application, properly completed and executed by the Borrower.

                  (d) The Borrower Agreement, properly executed by the Borrower.

                  (e) A properly completed and executed Borrowing Base Certificate as of a date not more than five (5) Business Days before the date of this Agreement.

                  (f) An Exceptions Approval Letter, properly signed by Ex-Im Bank.

                  (g) A participation and servicing agreement, properly signed by the Servicer.

                  (h) Copies of the Borrower's audited financial statements with full disclosure.

                  (i) Copies of the Borrower's federal tax returns for the last year together with all schedules thereto.

                  (j) A true and correct copy of any and all leases pursuant to which the Borrower is leasing the Premises, together with a landlord's disclaimer and consent with respect to each such lease in favor of the Lender and WFBCI.

                  (k) A true and correct copy of any and all agreements pursuant to which the Borrower's property is in the possession of any Person other than the Borrower, together with, in the case of any goods held by such Person for resale, (i) a consignee's acknowledgement and waiver of liens, (ii) UCC financing statements sufficient to protect the Borrower's and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement against such Person and covering property similar to the Borrower's other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Lender sufficient to protect the Borrower's and the Lender's interests in the Borrower's goods from any claim by such secured party.

                  (l) An acknowledgement and waiver of liens from each warehouse in which the Borrower is storing Inventory in favor of the Lender and WFBCI.

                  (m) A true and correct copy of any and all agreements pursuant to which the Borrower's property is in the possession of any Person other than the Borrower, together with, (i) an acknowledgement and waiver of liens from each subcontractor who has possession of the Borrower's goods from time to time, (ii) UCC financing statements sufficient to protect the Borrower's and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement covering such Person's property other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Lender sufficient to protect the Borrower's and the Lender's interests in the Borrower's goods from any claim by such secured party.

                  (n) An acknowledgment and agreement from each licensor in favor of the Lender, together with a true, correct and complete copy of all license agreements in favor of the Lender and WFBCI.

                  (o) The U.S. Dollar Collateral Account Agreement, properly executed by the Borrower and Wells Fargo Bank Minnesota, National Association, and the Multi-Currency Collateral Account Agreement, properly executed by the Borrower and Wells Fargo Bank Minnesota, N.A.--Grand Cayman Branch.

                  (p) The Patent and Trademark Security Agreement, properly executed by the Borrower.

                  (q) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against the Borrower, (ii) no financing statements or assignments of patents, trademarks or copyrights have been filed and remain in effect against the Borrower except those financing statements and assignments of patents, trademarks or copyrights relating to Permitted Liens or to liens held by Persons who have agreed in writing that upon receipt of proceeds of the Advances, they will deliver UCC releases and/or terminations and releases of such assignments of patents, trademarks or copyrights satisfactory to the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

                  (r) A certificate of the Borrower's secretary or assistant secretary certifying as to (i) the resolutions of the Borrower's directors and if required, shareholders, authorizing the execution, delivery and performance of the Loan Documents, (ii) the Borrower's articles of incorporation and bylaws, and (iii) the signatures of the Borrower's officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on the Borrower's behalf.

                  (s) A current certificate issued by the Secretary of State of Minnesota, certifying that the Borrower is in compliance with all applicable organizational requirements of the State of Minnesota.

                  (t) Evidence that (i) the Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary, (ii) it has obtained and maintains all necessary export licenses.

                  (u) A certificate of one of the Borrower's officers confirming, in his personal capacity, the representations and warranties set forth in Article V and in the Disclosure.

                  (v) An opinion of counsel to the Borrower, addressed to the Lender.

                  (w) Certificates of the insurance required hereunder, with all hazard insurance containing a the Lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

                  (x) Payment of the fees and commissions due through the date of the initial Advance and expenses incurred by the Lender through such date and required to be paid by the Borrower under Sections 2.4(a), (b) and 8.3, including all legal expenses incurred through the Closing Date.

                  (y) Such other documents as the Lender in its sole discretion may require.

                  Section 4.2 Conditions Precedent to All Advances. The Lender will not consider any request for an Advance unless on such date:

                  (a) the representations and warranties contained in Article V are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

                  (b) no event has occurred and is continuing, or would result from such Advance, as the case may be, which constitutes a Default or an Event of Default.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Lender as follows:

                  Section 5.1 Name; Locations; Tax ID No.; Subsidiaries. During its existence, the Borrower has done business solely under its corporate name as set forth herein and under such trade names and such other corporate names as disclosed to the Lender in writing before this Agreement is signed and delivered. The address of the Borrower's chief executive office and principal place of business and its federal tax identification number are set forth below its signature to this Agreement. All Inventory is located at that location or at one of the other locations disclosed to the Lender in writing before this Agreement is signed and delivered. The Borrower has no subsidiaries except as disclosed to the Lender in writing before this Agreement is signed and delivered.

                  Section 5.2 Financial Condition; No Adverse Change. Before this Agreement was signed and delivered, the Borrower furnished the Lender certain of its audited and unaudited financial statements certified by the Borrower. Those statements fairly present the Borrower's financial condition as of the dates indicated therein and the results of its operations for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower.

                  Section 5.3. Suspension and Debarment, etc. On the date of this Agreement neither the Borrower nor its Principals are (a) debarred, suspended, proposed for debarment with a final determination still pending, declared ineligible or voluntarily excluded (as such terms are defined under any of the Debarment Regulations referred to below) from participating in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations or
(b) indicted, convicted or had a civil judgment rendered against the Borrower or any of its Principals for any of the offenses listed in any of the Debarment Regulations. Unless authorized by Ex-Im Bank, the Borrower will not knowingly enter into any transactions in connection with the Items with any person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations. The Borrower will provide immediate written notice to the Lender if at any time it learns that the certification set forth in this Section 5.3 was erroneous when made or has become erroneous by reason of changed circumstances.

                                   ARTICLE VI

                            COVENANTS OF THE BORROWER

                  So long as the Advances or any amount owing to the Lender hereunder shall remain unpaid, the Borrower will comply with the requirements in this Article, unless the Lender shall otherwise consent in writing.

                  Section 6.1 Reporting Requirements. The Borrower will deliver to the Lender each of the following in form and detail acceptable to the Lender:

                  (a) as soon as available, and in any event within 120 days after the end of each fiscal year of the Borrower, the Borrower's audited financial statements with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, which annual financial statements shall include the Borrower's balance sheet as at the end of such fiscal year and the related statements of the Borrower's income, retained earnings and cash flows for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 6.9, and (iii) a certificate of the Borrower's chief financial officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

                  (b) as soon as available and in any event within 15 days after the end of each month, an unaudited/internal balance sheet and statements of income and retained earnings of the Borrower as at the end of and for such month and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a certificate of the Borrower's chief financial officer, substantially in the form of Exhibit B hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Section 6.9;

                  (c) within 15 days after the end of each month or more frequently if the Lender so requires, agings of the Borrower's accounts receivable and its accounts payable, and a calculation of the Borrower's Accounts and Eligible Accounts as at the end of such month or shorter time period;

                  (d) at least 30 days after the beginning of each fiscal year of the Borrower, the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing the Borrower's good faith projections and certified by the Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes, together with such supporting schedules and information as the Lender may in its discretion require;

                  (e) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower or which seek a monetary recovery against the Borrower in excess of $50,000;

                  (f) as promptly as practicable (but in any event not later than five business days) after an officer of the Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Security Document or any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such breach, default or event;

                  (g) as soon as possible and in any event within 30 days after the Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of the Borrower's chief financial officer setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

                  (h) as soon as possible, and in any event within 10 days after the Borrower fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of the Borrower's chief financial officer setting forth details as to such failure and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;

                  (i) promptly upon knowledge thereof, notice of (A) any of the following items exceeding $50,000 individually (i) any disputes or claims by the Borrower's customers; (ii) credit memos; (iii) any goods returned to or recovered by the Borrower; and (B) any change in the persons constituting the Borrower's officers and directors;

                  (j) promptly upon knowledge thereof, notice of any loss of or material damage to any Collateral or other collateral covered by the Security Documents or of any substantial adverse change in any Collateral or such other collateral or the prospect of payment thereof;

                  (k) promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its stockholders;

                  (l) promptly after the sending or filing thereof, copies of all regular and periodic reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange;

                  (m) promptly upon knowledge thereof, notice of the Borrower's violation of any law, rule or regulation, the non-compliance with which could materially and adversely affect the Borrower's business or its financial condition; and

                  (n) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.

                  (o) as soon as available and in any event within fifteen (15) days after the end of each month, a properly completed Borrowing Base Certificate as at the end of such month, signed by the Borrower's chief financial officer;

                  (p) as soon as available and in any event within fifteen (15) days after the end of each month inventory certifications as at the end of such month;

                  (q) as soon as available and in any event within three (3) days after they are due, written notice of any and all taxes due but not paid; and

                  (r) promptly upon knowledge thereof, notice of any Items (and the corresponding invoice amount) which are articles, services, or related technical data that are listed on the United States Munitions List (part 121 of title 22 of the Code of Federal Regulations).

So long as the Servicer is actively servicing the Loan Documents on behalf of the Lender as described in Section 8.2, the Borrower shall provide to the Servicer all reports required under this Section 6.1.

                  Section 6.2 Inspection. Upon the Lender's request, the Borrower will permit any officer, employee, attorney, agent or accountant for the Lender to audit, review, make extracts from or copy any and all records of the Borrower and to inspect the Collateral at all times during ordinary business hours.

                  Section 6.3 Account Verification. The Lender may at any time and from time to time send, or request the Borrower to send, requests for verification of Accounts or notices of assignment to account debtors and other obligors. The Borrower authorizes the Lender to verify Accounts as frequently as daily and the Borrower understands the Lender intends to do so by telephone and/or in writing.

                  Section 6.4 Account Debtors to Pay to Designated Accounts; Pledge of Accounts. The Borrower shall instruct all of its Account debtors paying for Items by check denominated in Canadian Dollars to make such payments directly to a lockbox under the Lender's control, to be established with Royal Bank of Canada for transfer to the Multi-Currency Collateral Account. Borrower agrees to execute from time-to-time any documentation reasonably required by Royal Bank of Canada with respect to such lockbox. The Borrower shall instruct all of its Account debtors outside the US (except debtors making payments by check denominated in Canadian Dollars) to make all payments for Items directly by wire transfer to the U. S. Dollar Collateral Account. The Borrower hereby pledges to, and grants the Lender a security interest in, all funds on deposit in the Multi-Currency Collateral Account and in the U.S. Dollar Collateral Account from time to time and all proceeds thereof, to secure payment of all of the Borrower's obligations to the Lender whether now existing or hereafter arising.

                  Section 6.5 No Other Liens. The Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, "Permitted Liens"):

                  (a) Liens for taxes, assessments or other governmental charges or levies not delinquent, or, being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower, provided, that, the Lien shall have no effect on the priority of the

         Liens in favor of Lender or the value of the assets in which Lender has such a Lien and a stay of enforcement of any such Lien shall be in effect;

                  (b) deposits or pledges securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation;

                  (c) deposits or pledges securing bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower's business;

                  (d) judgment Liens that have been stayed or bonded;

                  (e) mechanics', workers', materialmen's or other like Liens arising in the ordinary course of Borrower's business with respect to obligations which are not due;

                  (f) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided, that, any such Lien shall not encumber any other property of Borrower;

                  (g) security interests being terminated concurrently with the execution of the Loan Documents;

                  (h) Liens in favor of Lender securing the Loan Facility Obligations;

                  (i) Liens disclosed in Section 6(D) of the Loan Authorization Agreement

                  (j) Liens securing the WFBCI Advances; and

                  (k) in the case of any of the Borrower's property which is not Collateral or other collateral described in the Security Documents, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrower's business or operations as presently conducted, provided, however, that the Borrower expressly agrees that it will not mortgage its real estate locally known as 10701 Red Circle Drive, Minnetonka, Minnesota.

                  Section 6.6 Insurance. The Borrower will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with a the Lender's loss payable clause in favor of the Lender to the extent of its interest.

                  Section 6.7 Lockbox. Upon the Lender's request, the Borrower will irrevocably direct all present and future Account debtors and other Persons obligated to make payments on Receivables to make such payments directly to a special lockbox, including without limitation the lockbox described in Section
6.4 (the "Lockbox") to be under the Lender's control.

                  Section 6.9 Minimum Tangible Net Worth. The Borrower will maintain, at all times its Tangible Net Worth, determined as at the end of each month, at an amount not less than $1.00.

                  Section 6.11 No Sale or Transfer of Collateral and Other Assets. The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to anyone other than the sale of Inventory in the ordinary course of business.

                  Section 6.12 Consolidation and Merger; Asset Acquisition. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

                  Section 6.13 Place of Business; Name; Organizational Structure. The Borrower will not change the location of its chief executive office or principal place of business from that disclosed pursuant to Section
5.1. The Borrower will not permit any tangible Collateral to be located in any state or area in which a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. The Borrower will not change its name or organizational structure.

                                   ARTICLE VII

                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

                  Section 7.1 Events of Default. "Event of Default", wherever used herein, means any one of the following events:

                  (a) Default in the payment of the Obligations that becomes due and payable;

                  (b) Any payment default shall occur under any agreement (other than this Agreement) between the Borrower and the Lender, or the Lender shall accelerate or demand payment of any obligations (other than arising under this Agreement) owed to it by the Borrower, or the Lender shall begin exercising its remedies against the Borrower;

                  (d) Any payment default shall occur under any agreement between the Borrower and the Servicer, or the Servicer shall accelerate or demand payment of any obligations owed to it by the Borrower, or the Servicer shall begin exercising its remedies against the Borrower;

                  (e) Ex-Im Bank shall repudiate, purport to revoke or fail to perform its obligations under the Master Guaranty;

                  (f) Any material litigation is commenced against the Borrower and is not withdrawn within thirty (30) calendar days of filing or any levy, assessment, attachment, seizure or Lien, other than a Permitted Lien, exists against any of the Collateral which is not stayed or lifted within thirty (30) calendar days;

                  (g) The Borrower (i) applies for, consents to or suffers the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property or calls a meeting of its creditors,
         (ii) admits in writing its inability, or is generally unable, to pay its debts as they become due or ceases operations of its present business, (iii) makes a general assignment for the benefit of creditors, (vi) commences a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) is adjudicated as bankrupt or insolvent, (vi) files a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesces to, or fails to have dismissed within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws,
         (viii) dissolves or (ix) takes any action for the purpose of effecting any of the foregoing;

                  (h) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms;

                  (i) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in any Loan Document not specifically addressed in this Section 7.1, which shall remain uncured for 30 days after notice from the Lender.

                  Section 7.2 Rights and Remedies During any Default Period, the Lender may exercise any or all of the following rights and remedies:

                  (a) The Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

                  (b) the Lender may make demand upon the Borrower and, forthwith upon such demand, the Borrower will pay to the Lender in immediately available funds for deposit in the Special Account pursuant to Section 2.5 an amount equal to the maximum aggregate amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder; and

                  (c) The Lender may exercise any other rights and remedies available to it by law or agreement.

The remedies provided hereunder are cumulative.

                  Section 7.3 Certain Notices. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8.1) at least 10 calendar days before the date of intended disposition or other action.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1 Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for hereunder shall be in writing and shall be (i) personally delivered, (ii) sent by first class US mail, (iii) sent by overnight courier of national reputation, or (iv) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopy number as set forth below its signature to this Agreement.

                  Section 8.2 Servicing of Credit Facility.

                  (a) The Lender has requested that the Servicer service and enforce the Loan Documents, make all Advances, cause all Letters of Credit to be issued, and collect all Obligations on the Lender's behalf and the Servicer has agreed to do so. The Borrower acknowledges and accepts the Servicer's appointment as such.

                  (b) The Servicer shall have no duties or responsibilities to the Borrower hereunder, but only to the Lender. Neither the Servicer nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by them hereunder or in connection herewith, unless caused by its or their willful misconduct. The Servicer's duties shall be mechanical and administrative in nature; nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Servicer any obligations with respect to the Loan Documents except as expressly set forth herein. Neither the Borrower nor any Guarantor shall in any way be construed to be a third party beneficiary of any relationship between the Servicer and the Lender.

                  (c) The Servicer shall be entitled to rely, and shall be fully protected in relying, upon any communication whether written or oral believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

                  (d) The Borrower shall be entitled to rely upon any communication whether written or oral sent or made by the Servicer for and on behalf of the Lender with respect to all matters pertaining to the Loan Documents and the Borrower's duties and obligations hereunder, unless and until the Borrower receives written notice from the Lender that the Servicer is no longer servicing this credit facility.

                  (e) The Servicer shall hold and be the custodian of the Loan Documents on the Lender's behalf for so long as the Servicer is servicing the Credit Facility.

                  Section 8.3 Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses (including legal fees) incurred by the Lender in connection with the Loan Documents, any Letters of Credit, and any other document or agreement related thereto, and the transactions contemplated hereby, including wire transfer and ACH charges, the cost of credit reports, overadvance fees, the expense of any auditors and fees and expenses in enforcing this Agreement.

                  Section 8.4 Indemnity. In addition to the payment of expenses pursuant to Section 8.3, the Borrower agrees to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

                           (i) any and all transfer taxes, documentary taxes,
                  assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of the Advances;

                           (ii) any and all liabilities, losses, damages,
                  penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the

                  Advances, this Agreement and the other Loan Documents or the use or intended use of the proceeds of the Advances; and

                           (iii) any claim, loss or damage to which any
                  Indemnitee may be subjected as a result of any violation of any federal, state, local or other governmental statute, regulation, law, or ordinance dealing with the protection of human health and the environment.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, then the Borrower or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower's obligation under this Section 8.4 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder. If Ex-Im Bank makes payment of a claim to the Lender under the Master Guaranty in connection with the Credit Facility, Ex-Im Bank may assume all rights and remedies of the Lender under the Loan Documents and may enforce any such rights or remedies against the Borrower, the Collateral and any Guarantors. the Borrower shall hold Ex-Im Bank and the Lender harmless from and indemnify them against any and all liabilities, damages, claims, costs and losses incurred or suffered by either of them resulting from (a) any materially incorrect certification or statement knowingly made by the Borrower or its agent to Ex-Im Bank or the Lender in connection with the Loan Facility, this Agreement, the Loan Authorization Agreement or any other Loan Documents or (b) any material breach by the Borrower of the terms and conditions of this Agreement, the Loan Authorization Agreement or any of the other Loan Documents. the Borrower also acknowledges that any statement, certification or representation made by the Borrower in connection with the Loan Facility is subject to the penalties provided in Article 19 U.S.C. Section 1001.

                  Section 8.5 Binding Effect; Assignment; Counterparts; Exchanging Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of the Lender. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Without limiting the Lender's right to share information regarding the Borrower and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender, Norwest Corporation, and all direct and indirect subsidiaries of Norwest Corporation, may exchange any and all information they may have in their possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such exchange of such information.

                  Section 8.7 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. This Agreement and the Note shall be governed by and construed in accordance with the laws (other than conflict laws) of the State of Minnesota. Each party consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with this Agreement shall be venued in either the District Court of Hennepin County, Minnesota, or the United States District Court, District of Minnesota, Fourth Division. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

WELLS FARGO BANK MINNESOTA,                LECTEC CORPORATION
  NATIONAL ASSOCIATION



By /s/ Brett A. Beugen                     By /s/ Douglas Nesbit
   -------------------                        ------------------
   Brett A. Beugen                            Douglas Nesbit
   Its  Assistant Vice President              Its  Chief Financial Officer

Address:                                   Address:

Sixth Street and Marquette Avenue          10701 Red Circle Drive
Minneapolis, Minnesota 55479               Minnetonka, MN 55343

Telecopy No. 612-667-2269                  Telecopy No. 612-933-4808

Federal Employer Identification No.        Federal Employer Identification No.
41-1592157                                 41-1301878

                                                Exhibit A to Credit and Security
                                                Agreement

                                 REVOLVING NOTE

$800,000.00                                               Minneapolis, Minnesota
                                                              September 28, 2000

         For value received, the undersigned, LECTEC CORPORATION, a Minnesota corporation (the "Borrower"), hereby promises to pay on the Termination Date under the Credit Agreement (defined below) to the order of WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Eight Hundred Thousand Dollars and No Cents ($800,000) or, if less, the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower under the Credit And Security Agreement of even date herewith by and between the Lender and the Borrower (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") together with interest on the principal amount hereunder remaining unpaid from time to time (computed on the basis of actual days elapsed in a 360-day year) from the date of the initial Advance until this Note is fully paid at the rate from time to time in effect under the Credit Agreement.

         This Note is the Note as defined in the Credit Agreement and is subject to the Credit Agreement.



                                          LecTec Corporation

                                          By
                                             --------------------------
                                             Douglas Nesbit
                                             Its Chief Financial Officer